McGladrey & Pullen, LLP




Consent of Independent Registered Public Accounting Firm


We consent to the use in this Registration Statement of American Caresource Holdings, Inc. Form SB-2 to be filed on or about February 11, 2005 of our report, dated February 13, 2004 on American CareSource Corporation, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the Captions "Experts" in such Prospectus.



/s/McGladrey & Pullen, LLP


Des Moines, Iowa
February 11,  2005